As filed with the U.S. Securities and Exchange Commission on November 28, 2023

Registration No. 333-275524

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENOVIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	85-3174357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3501 W. Warren Avenue

Fremont, California

94538

(510) 695-2350

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Arthi Chakravarthy

Chief Legal Officer

Enovix Corporation

3501 W. Warren Avenue

Fremont, California 94538

(510) 695-2350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington

John T. McKenna

Kate L. Nichols

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 28, 2023

PRELIMINARY PROSPECTUS

Common Stock

This prospectus relates to the proposed resale from time to time by the selling stockholder of up to 5,923,521 shares of common stock, par value $0.0001 per share. The selling stockholder acquired these shares from us pursuant to a Stock Purchase Agreement, dated September 18, 2023, by and between us and Rene Limited, a corporation incorporated under the laws of Korea (the “Stock Purchase Agreement”).

We are not selling any of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of our common stock offered by this prospectus by the selling stockholder.

The selling stockholder may offer and sell or otherwise dispose of the shares of our common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling stockholder may sell or dispose of its shares of our common stock.

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “ENVX.” On November 27, 2023, the last reported sale price of the common stock was $10.99 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2023.

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ABOUT THIS PROSPECTUS

Neither we nor the selling stockholder have authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Enovix,” “Enovix Corporation,” “we,” “us” and “our” refer to Enovix Corporation, a Delaware corporation, and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Enovix Corporation

Overview

Enovix Corporation is on a mission to power the technologies of the future. We do this by designing, developing, manufacturing and commercializing next generation Lithium-ion, or Li-ion, battery cells that significantly increase the amount of energy density and storage capacity relative to conventional battery cells. Our battery’s mechanical design, or “architecture,” allows us to use high performance chemistries while enabling safety and charge time advantages.

The benefit of an enhanced battery for portable electronics is devices that have more power budget available to keep up with user preferences for more advanced features and more attractive form factors. The benefit of an advanced battery for Electric Vehicles is a faster charging battery.

Corporate Information

We were incorporated under the laws of Delaware in September 2020 as a blank check company under the name Rodgers Silicon Valley Acquisition Corp. (“RSVAC”).

On July 14, 2021 (the “Closing Date”), Enovix Corporation, a Delaware corporation (“Legacy Enovix”), RSVAC and RSVAC Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of RSVAC (“Merger Sub”), consummated the closing of the transactions contemplated by the Agreement and Plan of Merger, dated February 22, 2021, by and among RSVAC, Legacy Enovix and Merger Sub (the “Merger Agreement”), following the approval at a special meeting of the stockholders of RSVAC held on July 12, 2021. Pursuant to the terms of the Merger Agreement, a combination of Legacy Enovix and RSVAC was effected through the merger of Merger Sub with and into Legacy Enovix, with Legacy Enovix surviving as a wholly owned subsidiary of RSVAC (together with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date, Legacy Enovix changed its name to Enovix Operations Inc. and RSVAC changed its name to Enovix Corporation. On January 17, 2023, Legacy Enovix merged with and into Enovix Corporation, with the separate existence of Legacy Enovix ceasing and Enovix Corporation being the surviving corporation of such merger. Our principal executive offices are located at 3501 W. Warren Avenue, Fremont, California 94538 and our telephone number is (510) 695-2350. Our corporate website address is www.enovix.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.

Common Stock

The selling stockholder may offer and sell shares of our common stock held by it to the extent such shares were issued and outstanding prior to the original date of filing of the registration statement to which this prospectus relates. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, upon the completion of the distributions required with respect to any series of redeemable convertible preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of common stock. No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock. In this prospectus, we have summarized certain general features of the common stock under the heading “Description of Capital Stock—Common Stock.”

Use of Proceeds

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder in this offering. The selling stockholder will receive all of the proceeds from the sale of shares of our common stock hereunder.

The Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ENVX.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission, or the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The statements contained in this prospectus or incorporated by reference herein that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to build and scale our advanced silicon-anode lithium-ion battery, our production and commercialization timeline;

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ability to meet milestones and deliver on our objectives and expectations, the implementation and success of our products, technologies, business model and growth strategy, various addressable markets, market opportunity and the expansion of our customer base;

•	ability to meet the expectations of new and current customers, our ability to achieve market acceptance for our products;

•	financial performance, including revenue, expenses and projections thereof;

•	placement of equipment orders for our next-generation manufacturing lines, the speed of and space requirements for our next-generation manufacturing lines;

•	factory sites and related considerations, including site selection, location and timing of build-out, and benefits thereof;

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ability to attract and hire additional service providers, the strength of our brand, the build-out of additional production lines, our ability to optimize our manufacturing process, our future product development and roadmap and the future demand for our lithium-ion battery solutions;

•	ability to timely and successfully complete the strategic realignment of the Company’s first production line in Fremont and the corresponding restructuring;

•	ability to deposit sufficient collateral for the foreign currency term loan from OCBC Bank (Malaysia) Berhad;

•	challenges that we may face as we integrate the business and operations of Routejade, Inc. (“Routejade”), a lithium-ion battery company that we acquired on October 31, 2023; and

•	use of proceeds from offerings of our securities under this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All of the shares of our common stock to be sold pursuant to this prospectus will be sold by the selling stockholder. We will not receive any of the proceeds from such sales.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, or the Certificate of Incorporation, and amended and restated bylaws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information is qualified entirely by reference to the applicable provisions of our Certificate of Incorporation and Bylaws. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

Voting Rights

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

The holders of the common stock have no preemptive rights or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Election of Directors

Our board of directors has one class of directors and each director will generally serve for a term of one year. Unless required by applicable law at the time of election, there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Warrants

As of October 1, 2023 there were warrants to purchase up to 6,000,000 shares of common stock outstanding, consisting entirely of private placement warrants, or Private Placement Warrants.

The Private Placement Warrants were purchased by Rodgers Capital, LLC in connection with the closing of the initial public offering of RSVAC and have terms set forth in a warrant agreement between Computershare Trust Company, N.A., as warrant agent, and us and have since been distributed, to affiliated and unaffiliated holders. This warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered warrant holders.

Each Private Placement Warrant is exercisable for one share of common stock at an exercise price of $11.50 per share. The Private Placement Warrants are exercisable on a cashless basis and only redeemable by us to the extent that they are no longer held by the initial purchasers or their affiliates. The warrants are exercisable until December 1, 2025.

The redemption criteria for our Private Placement Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Private Placement Warrants. In the event that we call for redemption any of the Private Placement Warrants no longer held by the initial purchasers or their affiliates, all such holders that wish to exercise Private Placement Warrants must do so on a “cashless basis.” In such event, each such holder would pay the exercise price by surrendering the Private Placement Warrants for that certain number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Private Placement Warrants, multiplied by the difference between the exercise price of the Private Placement Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to such holders of Private Placement Warrants.

The exercise price and number of shares of common stock issuable upon exercise of the Private Placement Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Private Placement Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Private Placement Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their Private Placement Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Private Placement Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Private Placement Warrants such that an electing warrant holder would not be able to exercise their Private Placement Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

Anti-takeover Provisions of Delaware Law and our Charter Documents

Certificate of Incorporation and Bylaws

Among other things, our Certificate of Incorporation and Bylaws:

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permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 66 2/3% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions requires approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

Delaware Anti-takeover Law

Section 203 of the DGCL generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of our voting stock outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the consummation of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with its affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 20% or more of our outstanding voting stock. These provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Choice of Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders; (iii) any action or proceeding asserting a claim against us or any of our directors, officers or other employees arising out of or pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of Certificate of Incorporation or our Bylaws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action or proceeding asserting a claim against us or any of our directors, officers, or other employees that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act.

Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, our Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive form provision. Additionally, our Certificate of Incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Listing on The Nasdaq Global Select Market

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ENVX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, Massachusetts 02021.

SELLING STOCKHOLDER

We have prepared this prospectus to allow the selling stockholder to offer and sell from time to time up to 5,923,521 shares of our common stock for its own account. We are registering the offer and sale of the shares beneficially owned by the selling stockholder to satisfy certain registration obligations that we granted the selling stockholder in connection with our acquisition of Routejade (the “Acquisition”). Pursuant to the Stock Purchase Agreement that we entered into in connection with the Acquisition, we have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, effective until the date that all shares subject to such provision and covered by this registration statement (i) have been disposed of in accordance with the registration statement, of which this prospectus forms a part; (ii) have been sold in accordance with Rule 144 under the Securities Act (or any similar provision then in effect); (iii) have been transferred in a transaction in which the transferor’s rights under the Stock Purchase Agreement are not assigned to the transferee of the shares in accordance with the terms of the Stock Purchase Agreement; (iv) with respect to a particular holder, are eligible for resale by such holder, together with its affiliates, pursuant to Rule 144 under the Securities Act (or other exemption from registration under the Securities Act) without any volume, manner of sale or other limitations; or (v) have ceased to be outstanding. Notwithstanding the foregoing, our obligation to keep the registration statement effective will terminate on October 31, 2024.

The following table sets forth (i) the name of the selling stockholder, (ii) the number of shares beneficially owned by the selling stockholder, including the shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights, (iii) the number of shares that may be offered under this prospectus, and (iv) the number of shares of our common stock beneficially owned by the selling stockholder assuming all of the shares covered hereby are sold. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any shares. Neither the selling stockholder, nor any persons (entities or natural persons) who have control over the selling stockholder, have, or during the three years prior to the date of this prospectus have had, any position, office or other material relationships with us or any of our predecessors or affiliates.

The information set forth in the table below is based upon information obtained from the selling stockholder. Beneficial ownership of the selling stockholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 167,774,133 shares of common stock outstanding as of November 6, 2023, which includes the issuance of 5,923,521 shares of common stock upon the closing of the Acquisition on October 31, 2023.

	Beneficial Ownership Prior to This Offering		Number of Shares Being Offered	Beneficial Ownership After This Offering
Name of Selling Stockholder	Shares	%		Shares	%
Rene Limited (1)	5,923,521	3.5%	5,923,521	—	*

*	Less than one percent.

(1)

Rene Limited is owned by Rene Private Equity Fund, a private equity fund registered under the laws of the Republic of Korea. Rene Private Equity Fund is controlled by Ace Equity Partners LLC, a fund manager registered under the laws of the Republic of Korea, as general partner. Mr. David Young Ko has voting and investment power over the shares held by Ace Equity Partners LLC. The business address for Rene Limited and the foregoing entities is 31, Nonhyeon-ro 36-gil, Gangnam-gu, Seoul, 06296, Korea.

PLAN OF DISTRIBUTION

We are registering the shares of common stock held by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock.

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on The Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling such shares of common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares of common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

The selling stockholder has agreed to certain restrictions on transfer with respect to the shares of common stock offered under this prospectus. With respect to such shares of common stock, the selling stockholder may not without our written consent (i) offer, sell, contract to sell, pledge or grant any option to purchase, transfer or assign (with or without consideration), lend or otherwise dispose of such shares of common stock, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the selling stockholder or someone other than the selling stockholder), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of such shares of common stock, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of such shares of common stock, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any such action or activity surrounding such shares of common stock ((i) through (iii) collectively, the “Share Restrictions”). However, the selling stockholder may make a permitted transfer (as provided for in the Stock Purchase Agreement) so long as a permitted transferee agrees in a written agreement (which must be provided to us before the permitted transfer is effective) that (x) any shares of common stock transferred pursuant to the permitted transfer remain subject to restrictions identical to, and remaining in place for the same duration as, the Share

Restrictions, and (y) we shall be made an express third party beneficiary of such agreement with the right to enforce the Share Restrictions against the permitted transferee. Notwithstanding the foregoing, the selling stockholder and its permitted transferees shall collectively be permitted to (a) Transfer up to an aggregate of 3,000,000 shares of common stock covered hereby per week on a non-cumulative basis (not to exceed an aggregate of 1,000,000 shares of common stock on any one trading day) or (b) Transfer shares of common stock covered hereby without any volume limitation through private transactions or block trades executed outside of any stock exchange.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares of common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell the shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the shares of the common stock. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of common stock offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Cooley LLP, Palo Alto, California, will pass upon the validity of the shares of our common stock offered by this prospectus. As of the date of this prospectus, GC&H Investments, LLC, an entity comprised of partners and associates of Cooley LLP, beneficially owns 20,614 shares of common stock, and a partner of Cooley LLP owns 125,700 shares of Common Stock.

EXPERTS

The financial statements of Enovix Corporation and subsidiaries as of January 1, 2023 and January 2, 2022, and for each of the three years in the period ended January 1, 2023, incorporated by reference in this registration statement, and the effectiveness of Enovix Corporation’s internal control over financial reporting as of January 1, 2023 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.enovix.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary):

•	our Annual Report on Form 10-K for the year ended January 1, 2023, filed with the SEC on March 1, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended April 2, 2023, filed with the SEC on May 5, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended July 2, 2023 filed with the SEC on August 9, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended October 1, 2023 filed with the SEC on November 9, 2023;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended January 1, 2023, from our definitive proxy statement relating to our 2023 annual meeting of stockholders, filed with the SEC on April 28, 2023, including the supplement thereto, filed with the SEC on June 13, 2023;

•

our Current Reports on Form 8-K filed with the SEC on December 29, 2022, as amended on January  18, 2023, January  5, 2023, January  20, 2023, January  23, 2023, January  25, 2023, April  21, 2023, April  26, 2023, June  20, 2023, June  26, 2023, June  29, 2023, July  26, 2023, September 14, 2023, September  20, 2023 and September 28, 2023;

•

the description of our common stock which is contained in a Registration Statement on Form 8-A filed on December  1, 2020 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended January 2, 2022.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Enovix Corporation

3501 W. Warren Avenue

Fremont, California 94538

Attn: Chief Legal Officer

(510) 695-2350

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$8,814
Financial Industry Regulatory Authority filing fee	$(1)
Accounting fees and expenses	90,000
Legal fees and expenses	50,000
Transfer agent and registrar fees and expenses	15,000
Miscellaneous fees and expenses	$11,186

Total	$175,000

(1)	This fee is calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provides that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

We have entered into indemnification agreements with our directors and officers whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Enovix, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Enovix.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his or her capacity as such.

The underwriting agreement(s) that we may enter into may provide for indemnification by any underwriters of Enovix, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

2.1	Stock Purchase Agreement, dated September 18, 2023	10-Q	001-39753	10.2	November 9, 2023

2.2	Agreement and Plan of Merger, dated February 22, 2021	8-K	001-39753	2.1	February 22, 2021

3.1	Amended and Restated Certificate of Incorporation	8-K	001-39753	3.1	July 19, 2021

3.2	Amended and Restated Bylaws	8-K	001-39753	3.2	July 19, 2021

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Specimen Common Stock Certificate of the Registrant	S-4/A	333-253976	4.5	June 21, 2021

5.1	Opinion of Cooley LLP.	S-3	333-275524	5.1	November 13, 2023

23.1*	Consent of Deloitte & Touche LLP

23.2	Consent of Cooley LLP (included in Exhibit 5.1)	S-3	333-275524	5.1	November 13, 2023

24.1	Power of Attorney (see signature pages to the original filing of this registration statement)	S-3	333-275524	24.1	November 13, 2023

107	Filing Fee Table	S-3	333-275524	107	November 13, 2023

*	Filed herewith

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)

That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on November 28, 2023.

ENOVIX CORPORATION

By:	/s/ Dr. Raj Talluri
Dr. Raj Talluri
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Raj Talluri	President, Chief Executive Officer and Director	November 28, 2023
Dr. Raj Talluri	(Principal Executive Officer)

/s/ Farhan Ahmad	Chief Financial Officer	November 28, 2023
Farhan Ahmad	(Principal Financial and Accounting Officer)

*	Chairman	November 28, 2023
Thurman J. “T.J.” Rodgers

*	Director	November 28, 2023
Betsy Atkins

*	Director	November 28, 2023
Pegah Ebrahimi

*	Director	November 28, 2023
Bernard Gutmann

*	Director	November 28, 2023
Joseph Malchow

*	Director	November 28, 2023
Gregory Reichow

*By:	/s/ Dr. Raj Talluri
Dr. Raj Talluri
Attorney-in-Fact